Exhibit 99.1

CERo Therapeutics, Inc. Names Al Kucharchuk Chief Financial Officer and Kristen Pierce Chief Development Officer

SOUTH SAN FRANCISCO, Calif.– October 2, 2024 - (Globe Newswire) – CERo Therapeutics Holdings, Inc. (Nasdaq: CERO) (“CERo”), an innovative immunotherapy company seeking to advance the next generation of engineered T cell therapeutics that employ phagocytic mechanisms, announces key appointments to the Company’s management team to support recently named interim CEO Chris Ehrlich. Andrew Albert “Al” Kucharchuk has been named Chief Financial Officer and Kristen Pierce, Ph.D., has been appointed Chief Development Officer.

“I believe we have the team in place to successfully drive CERo forward into the clinic and to create the Company we have promised our shareholders. These new management team members are seasoned professionals with extensive experience in early drug development and the capital markets. I want to take this opportunity to thank Brian Atwood for his service as CEO, and appreciate his continued service on our Board of Directors. Further, I am very excited to begin to collaborate closely with Al and Kristen to help us achieve our ambitious goals,” said Mr. Ehrlich. “The science behind CER-1236 is very promising and our team is fully dedicated to stewarding both the compound and the Company into 2025 and beyond. We look forward to completing the ongoing in vitro studies and experiments to enable a successful Type A meeting with the FDA.”

Mr. Kucharchuk joins CERo from Nukkelous, Inc. and Chain Bridge I, Inc., both Nasdaq-traded companies where he served as chief financial officer. Previously, he served in C-suite positions and/or as a board member at publicly traded life sciences companies Theralink (CFO, Board member), Adhera Therapeutics (Board member, multiple C-suite positions), and OncBioMune (CEO, CFO, President). He holds a Master of Business Administration from Tulane University and a Bachelor of Science degree in agricultural business/finance from Louisiana State University.

Kristen Pierce, Ph.D. has over 20 years of oncology experience, leading nonclinical and early clinical stage projects. Prior to joining CERo, Kristen was Vice President, Translational Medicine at Pionyr Therapeutics. Prior, she served as Executive Director, Asset Team Leader at Pfizer Therapeutics where she led the late nonclinical and early clinical development of several antibody and small molecules in oncology. Dr. Pierce received her Ph.D. from the University of Arizona in Pharmacology and Toxicology and spent four years as a postdoc at Duke University in the laboratory of the Nobel Prize winning scientist, Dr. Robert J. Lefkowitz.

About CERo Therapeutics, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. This novel cellular immunotherapy platform is expected to redirect patient-derived T cells to eliminate tumors by building in engulfment pathways that employ phagocytic mechanisms to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated activity of CER-T cells will afford them greater therapeutic application than currently approved chimeric antigen receptor (“CAR-T”) cell therapy, as the use of CER-T may potentially span both hematological malignancies and solid tumors. CERo anticipates initiating clinical trials for its lead product candidate, CER-1236, in 2024 for hematological malignancies.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of CERo. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 2, 2024, and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Brian Atwood

Chief Executive Officer
batwood@cero.bio

Investors:

CORE IR

investors@cero.bio